Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                   HUNAPU INC.

                             (A Nevada Corporation)

                            CRITICAL HOME CARE, INC.

                            (a Delaware Corporation)

                                       AND

                       Classic HealthCare Solutions, INC.

                            (a New York Corporation)



                            DATED AS OF MAY 10, 2002

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                                TABLE OF CONTENTS


Article 1. THE MERGER..........................................................1
   SECTION 1.1. The Merger.....................................................1
   SECTION 1.2. Closing........................................................2
   SECTION 1.3. Effective Time.................................................2
   SECTION 1.4. Effects of the Merger..........................................2
   SECTION 1.5. Certificate of Incorporation and By-laws of the Surviving
                Corporation....................................................2
   SECTION 1.6. Boards, Committees and Officers................................2
   SECTION 1.7. Name of SHELL CORP.............................................2
   SECTION 1.8. Reservation of Right to Revise Transaction.....................2
Article 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES.........................................3
   SECTION 2.1. Effect on Capital Stock........................................3
   SECTION 2.2. HUNAPU INC. to Deliver Certificates............................4
   SECTION 2.3. No Fractional Securities.......................................4
   SECTION 2.4. Closing of Transfer Books......................................4
   SECTION 2.5. Tax Treatment..................................................5
   SECTION 2.6. Restricted Securities..........................................5
Article 3. REPRESENTATIONS AND WARRANTIES......................................5
   SECTION 3.1. Representations and Warranties of CHSI.........................5
   SECTION 3.2. Representations and Warranties of HUNAPU INC..................11
   SECTION 3.3. Representations and Warranties of CHCI........................17
Article 4. COVENANTS RELATING TO CONDUCT OF BUSINESS..........................18
   SECTION 4.1. Conduct of Business...........................................18
   SECTION 4.2. No Solicitation by HUNAPU INC.................................20
Article 5. ADDITIONAL AGREEMENTS..............................................21
   SECTION 5.1. Access to Information; Confidentiality........................21
   SECTION 5.2. Best Efforts..................................................21
   SECTION 5.3. Post-Effective Amendment......................................22
   SECTION 5.4. Fees and Expenses.............................................22
   SECTION 5.5. Public Announcements..........................................22
   SECTION 5.6. Bulletin Board Listing........................................22
   SECTION 5.7. HUNAPU INC. Liabilities.......................................23
   SECTION 5.8. Tax Treatment.................................................23
   SECTION 5.9. Company Officers; Employment Contracts........................23
   SECTION 5.10. Post-Merger Operations.......................................23
   SECTION 5.11. Conveyance Taxes.............................................23
Article 6. CONDITIONS PRECEDENT...............................................23
   SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger....23
   SECTION 6.2. Conditions to Obligations of HUNAPU INC.......................24
   SECTION 6.3. Conditions to Obligations of CHSI.............................25
   SECTION 6.4. Frustration of Closing Conditions.............................28
Article 7. TERMINATION, AMENDMENT AND WAIVER..................................28
   SECTION 7.1. TERMINATION...................................................28
   SECTION 7.2. Effect of Termination.........................................29
   SECTION 7.3. Amendment.....................................................29
   SECTION 7.4. Extension; Waiver.............................................29
   SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver.....29
Article 8. INDEMNIFICATION....................................................29
   SECTION 8.1. Survival of Representations and Warranties....................29
   SECTION 8.2. Method of Asserting Claims....................................30
Article 9.....................................................................31
   SECTION 9.1. STATUS OF SCHEDULES AND EXHIBITS AS OF SIGNATURE DATE.........31
   SECTION 9.2. NO OTHER REPRESENTATIONS AND WARRANTIES.......................31


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ARTICLE 10  GENERAL PROVISIONS................................................32
   SECTION 10. Survival of Representations and Warranties.....................32
   SECTION 10.2. Notices......................................................32
   SECTION 10.3. Definitions..................................................33
   SECTION 10.4. Interpretation...............................................33
   SECTION 10.5. Counterparts.................................................34
   SECTION 10.6. Entire Agreement; No Third-Party Beneficiaries...............34
   SECTION 10.7. Governing Law................................................34
   SECTION 10.8. Jurisdiction.................................................34
   SECTION 10.9. Assignment...................................................34
   SECTION 10.10. Headings....................................................35
   SECTION 10.11. Severability................................................35
   SECTION 10.12. Brokers and Finders.........................................36


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      AGREEMENT AND PLAN OF MERGER dated as of May 10, 2002, among HUNAPU INC., a Nevada corporation ("HUNAPU INC." or "Shell Corp."), CLASSIC HEALTHCARE SOLUTIONS, INC, a New York corporation ("CHSI"), and CRITICAL HOME CARE INC, a Delaware corporation ("CHCI"). Shell Corp, CHCI and CHSI are hereinafter collectively referred to as the "Merger Parties".

      WHEREAS, the respective Boards of Directors of HUNAPU INC. and CHCI have each approved the acquisition (the "Critical Acquisition") of all of the issued and outstanding capital stock of CHCI by HUNAPU INC. following the execution of a Plan and Agreement or Reorganization by and between CHCI and CHSI and its shareholders;

      WHEREAS, the respective Boards of Directors of HUNAPU INC., CHCI and CHSI have each approved the merger of CHCI as a wholly-owned subsidiary of Shell Corp. with and into CHSI (the "Merger"), with CHSI continuing as the surviving corporation and a wholly-owned subsidiary of Shell Corp. Upon the terms and subject to the conditions set forth in this Agreement, each issued and outstanding share of common stock, par value $.0001 per share, of CHSI ("CHSI Common Stock"), will be converted into the right to receive 18,000 shares of Shell Corp. common stock, par value $.001 per share ("HUNAPU INC. Common Stock"), and each issued and outstanding share of common stock, par value $.001 per share of CHCI, will be converted into the right to receive one share of CHSI common stock. At the closing, Hunapu will change its name to Critical Home Care Inc and apply to trade under the OTCBB symbol "CCHI";

      WHEREAS, the respective Boards of Directors of HUNAPU INC., CHCI and CHSI have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

      WHEREAS, the Merger Parties intend that the merger of CHCI with and into CHSI will quality as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (the "Code"); and

      WHEREAS, the Merger Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

SECTION 1.1. THE MERGER.

      Upon the terms and subject to the conditions set forth in an Option to Effect a Plan and Agreement or Reorganization, HUNAPU INC. shall complete the Critical Acquisition, as described in Section 2.2. CHCI shall then be a wholly-owned subsidiary of HUNAPU INC. In accordance with the Delaware General Corporation Law (the "DGCL") and the New York Business Corporation Law ("NYBCL"), CHCI shall then be merged with and into CHSI (the "Merger") and CHSI shall be the surviving corporation (the "Surviving Corporation"). At the Effective Time (as defined in Section 1.3), the separate corporate existence of CHCI shall cease, and CHSI shall continue as the Surviving Corporation and shall succeed to and assume all of the rights, properties, franchises, liabilities and obligations of CHCI in accordance with DGCL, the NYBCL and this Agreement.

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SECTION 1.2. CLOSING.

      The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6, unless another time or date is agreed to by the parties hereto or this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned, pursuant to Article 7 herein. The Closing will be held at such location as is agreed by the Merger Parties.

SECTION 1.3. EFFECTIVE TIME.

      Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the NYBCL and shall make all other filings or recordings required under their respective statutes. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of New York, or at such subsequent date or time as Shell Corp, CHCI and CHSI shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

SECTION 1.4. EFFECTS OF THE MERGER.

      The Merger shall have the effects set forth in Section 906 of the NYBCL and Section 259 of the DGCL.

SECTION 1.5. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

      The Certificate of Incorporation of CHSI, as amended and in effect prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Certificate of Incorporation"). The By-laws of CHSI, in effect prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the "Surviving By-laws").

SECTION 1.6. BOARDS, COMMITTEES AND OFFICERS.

      Prior to the Effective Time, HUNAPU INC. shall adopt resolutions in form and substance reasonably acceptable to CHSI, establishing, among other things that, the Board of Directors and Officers of HUNAPU INC. from and after the Effective Time shall be comprised solely of the nominees of CHSI.

SECTION 1.7. NAME OF SHELL CORP.

      The name of HUNAPU INC., shall be changed to "CRITICAL HOME CARE INC".

SECTION 1.8. RESERVATION OF RIGHT TO REVISE TRANSACTION.

      If each of CHSI, CHCI and HUNAPU INC. agree, the parties hereto may change the method of effecting the business combination between CHCI and CHSI, and each party and Shell Corp shall cooperate in such efforts; provided, however, that no such change shall alter or change the amount or kind of consideration to be issued to holders of CHCI and CHSI Capital Stock as provided for in this Agreement (the "Merger Consideration") and no such change shall alter or change the tax free nature of the Merger of CHSI and CCHI.


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                                   ARTICLE 2.

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

SECTION 2.1. EFFECT ON CAPITAL STOCK.

      As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CHSI Common Stock or the holder of any shares of capital stock of CHCI:

            (a) Conversion of CHCI Stock. Each issued and outstanding share of
      (i) CHCI Common Stock shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of CHSI Common Stock. As of the Effective Time, any and all shares of CHCI common stock outstanding shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist (collectively, the "CHCI Capital Stock") shall cease to have any rights with respect thereto. and shall be surrendered at the Closing.

            (b) Conversion of CHSI Stock. Each of the 200 issued and outstanding shares of (i) CHSI Common Stock shall be converted into the right to receive 18,000 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of HUNAPU INC. Common Stock. As of the Effective Time, all shares of CHSI common stock outstanding shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist (collectively, the "CHSI Capital Stock") and shall cease to have any rights with respect thereto, except the right to receive the aggregate 3,600,000 shares of HUNAPU INC. Common Stock (the "Merger Consideration") and shall be surrendered at the Closing.

            (c) HUNAPU INC. Warrants. Each outstanding option and warrant to purchase an aggregate of 1,200,000 shares (subject to any adjustment) of HUNAPU INC. Common Stock shall remain outstanding, unchanged by reason of the Merger.

            (d) Adjustment of Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of HUNAPU INC. Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

            (e) Cancellation of CHSI Common Stock. As a result of the Merger and without any action on the part of any holder of CHSI Common Stock, at the Effective Time all shares of CHSI Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of CHSI Common Stock shall thereafter cease to have any rights with respect to such shares of CHSI Common Stock, except the right to receive, without interest, the Merger Consideration applicable to such CHSI Common Stock pursuant to Section 2.1(b) upon the surrender of certificates representing such shares of CHSI Common Stock. The HUNAPU INC. Common Stock comprising the Merger Consideration, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights created by statute, Shell Corp.'s certificate of incorporation or bylaws, or any agreement to which Shell Corp. is a party or by which Shell Corp. is bound.

            (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of CHSI Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have complied with the procedures for appraisal set forth in the NYBCL (the "Dissenting Shares") (i) shall only be entitled to such rights as are granted under Section 910 of the NYBCL, and (ii) shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.1(b), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the NYBCL. If such


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      holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided for in Section 2.1(b), without any interest thereon. CHSI shall give HUNAPU INC. (i) prompt notice of any written demands for appraisal of any shares of CHSI Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the NYBCL received by CHSI relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NYBCL. CHSI shall not, except with the prior written consent of Shell Corp., voluntarily make any payment with respect to any demands for appraisals of shares of CHSI Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

SECTION 2.2. HUNAPU INC. TO DELIVER CERTIFICATES.

      Immediately prior to the Merger, as part of the Classic Acquisition, HUNAPU INC. shall deliver to the CHCI stockholders, an aggregate of 3,959,200 restricted shares of HUNAPU INC. Common Stock in exchange for all of the issued and outstanding CHCI Capital Stock.

      At the Closing, HUNAPU INC. shall deliver to the CHSI stockholders, stock certificates representing an aggregate of 3,600,000 shares of HUNAPU INC. Common Stock as the Merger Consideration. HUNAPU INC. Common Stock for which CHSI Common Stock shall be exchanged in the Merger shall be deemed to have been issued at the Effective Time. In the event that any CHSI Stockholder's certificates have been lost, stolen or destroyed, such CHSI Stockholder will be entitled to receive the Merger Consideration only after providing an affidavit of loss and suitable indemnity bond, in form reasonably satisfactory to HUNAPU INC.

      Certificates surrendered for exchange by any person constituting an "affiliate" of CHSI for purposes of Rule 145(c) under the Securities Act shall not be exchanged until HUNAPU INC. has received a written agreement from such person as provided in Section 6.2(g). All shares of HUNAPU INC. Common Stock issued upon the surrender for exchange of shares of CHSI Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such CHSI Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CHSI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to HUNAPU INC. or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

SECTION 2.3. NO FRACTIONAL SECURITIES.

      Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of capital stock representing less than one share of HUNAPU INC. Common Stock shall be issued upon the surrender for exchange of CHSI certificates. In lieu thereof each holder of shares of CHSI Common Stock otherwise entitled to a fraction of a share of HUNAPU INC. Common Stock shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive one whole additional share of HUNAPU INC. Common Stock. The parties acknowledge that the issuance of such additional share in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

SECTION 2.4. CLOSING OF TRANSFER BOOKS.

      Immediately prior to the Effective Time, CHSI, and HUNAPU INC. transfer books shall be closed and no transfer of Capital Stock shall thereafter be made by either corporation.


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SECTION 2.5. TAX TREATMENT.

      The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and HUNAPU INC. and the CHSI shall report the transaction in a manner consistent therewith.

SECTION 2.6. RESTRICTED SECURITIES.

      The shares of the HUNAPU INC. Common Stock, to be issued as the Merger Consideration in connection with the Merger and as part of the Critical Acquisition shall be deemed "restricted securities" as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The certificates evidencing such shares shall bear the following restrictive legend:

      "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"),and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion from counsel to the Company that such sale or other transfer may be made pursuant to an exemption from the registration requirement of the Securities Act."

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF CHSI.

      Except as set forth on the Disclosure Schedule delivered by CHSI to HUNAPU INC. following the execution of this Agreement (the "CHSI Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, CHSI represents and warrants to HUNAPU INC. and CHCI that the statements contained in this Article 3 are correct and complete as the date hereof, as follows:

            (a) Organization, Standing and Corporate Power. (i) CHSI is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to enable it to own, lease and operate its assets and properties to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 9.3) on CHSI. CHSI is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a material adverse effect on CHSI; and (ii) CHSI has delivered to HUNAPU INC. prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

            (b) Subsidiaries. Except as set forth in Section 3.1(b) of the CHSI Disclosure Schedule, CHSI does not beneficially own any subsidiaries nor does it own any capital stock or other proprietary interest, directly, indirectly in any corporation, trust, partnership, joint venture or other entity.

            (c) Capital Structure. The authorized and issued capital stock of CHSI consists of 200 shares of CHSI Common Stock and no shares of preferred stock, par value $.0001 per share ("CHSI Preferred Stock"). At the close of business on the date hereof: (i) 200 shares of CHSI Common Stock were issued and outstanding; (ii) no shares of CHSI Common Stock were held by CHSI in its treasury; (ii) no shares of CHSI Common Stock were reserved for issuance upon exercise of stock options; and (iii) no shares of Common Stock were reserved for issuance upon the exercise of a Common Stock Purchase Warrant. All outstanding shares of capital stock of CHSI are, and all shares which may be issued will be,


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      when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) or Section 3.1(c) of the CHSI Disclosure Schedule, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CHSI, (B) any securities of CHSI or any CHSI subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CHSI, (C) any warrants, calls, options or other rights to acquire from CHSI or any CHSI subsidiary, and any obligation of CHSI or any CHSI subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of CHSI, and (y) there are no outstanding obligations of CHSI or any CHSI subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of CHSI or any CHSI subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any CHSI subsidiary, (B) warrants, calls, options or other rights to acquire from CHSI or any CHSI subsidiary, and any obligation of CHSI or any CHSI subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any CHSI subsidiary or (C) obligations of CHSI or any CHSI subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of CHSI subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

            (d) Authority; Noncontravention. CHSI has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CHSI and the consummation by CHSI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CHSI, subject, in the case of the Merger, to CHSI Stockholder Approval. This Agreement has been duly executed and delivered by CHSI and, assuming the due authorization, execution and delivery by HUNAPU INC. and CHCI constitutes the legal, valid and binding obligation of CHSI, enforceable against CHSI in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CHSI or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of CHSI or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to CHSI or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CHSI or any of its subsidiaries or their respective properties or assets, other than, in the CHCI of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on CHSI or(y) reasonably be expected to impair the ability of CHSI to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "governmental entity") is required by or with respect to CHSI or any of its subsidiaries in connection with the execution and delivery of this Agreement by CHSI or the consummation by CHSI of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Secretary of States of Delaware and New York and appropriate documents with the relevant authorities of other states in which CHSI is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on CHSI or (y) reasonably be expected to impair the ability of CHSI to perform its obligations under this Agreement. Except as set forth in Section 3.1(d) of the CHSI Disclosure Schedule, to the knowledge of CHSI neither CHSI, nor any of its Subsidiaries, are in material violation of, or in material default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental


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      agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. CHSI owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

            (e) Undisclosed Liabilities. To CHSI's knowledge, except (i) as reflected in the CHSI Financial Statements (as defined in Section 3.1(h)) or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary cause of CHSI's business since December 31, 2001, neither CHSI nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on CHSI. CHSI does not, and will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other person and CHSI is not a member of or participant in a partnership, joint venture or similar person, except as set forth in Section 3.1(e) of the CHSI Disclosure Schedule.

            (f) Information Supplied. None of the information supplied or to be supplied by CHSI specifically for inclusion or incorporation by reference in any reports, notices, schedules or filings to be filed with the SEC by HUNAPU INC. in connection with the transactions contemplated hereby will to CHSI' knowledge contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g) Taxes. (i)Except as set forth on Section 3.1(g) of the CHSI Disclosure Schedule, each of CHSI and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on CHSI. CHSI and each of its subsidiaries has paid (or CHSI has paid on its behalf) all taxes (as defined herein) shown as due on such returns.(ii) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

            (h) Financial Statements. CHSI has heretofore delivered to HUNAPU INC. and CHCI financial statements, which are accountants' review statements relating to the period ended December 31, 2001 and will deliver prior to the Closing Date accountants' review statements, relating to the period ending March 31, 2002 (collectively, the "Financial Statements"). CHSI is not aware of any material modifications that should be made to the Financial Statements in order for them to be in conformity with generally accepted accounting principles.

                  (i) Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied throughout the periods presented, no material modifications should be made to the CHCI financial position, results of operations, cash flows and stockholders' equity of CHSI as at the dates and for the periods indicated.

                  (ii) Except (i) as disclosed in the Financial Statements, (ii)
            incurred in the Ordinary Course of Business since December 31, 2001 or (iii) disclosed in Section 3.1(h) of the CHSI Disclosure Schedule, as of the date hereof, CHSI does not have any material Indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due, asserted or unasserted)

            (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth on Schedule 3.1, since December 31, 2001, CHSI and its subsidiaries have conducted their business only in the ordinary course and there, to CHSI's knowledge, has not been any material adverse change in CHSI.

            (j) Intellectual Property. CHSI and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "CHSI Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such CHSI Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on CHSI. Neither CHSI nor any such subsidiary has received any notice of infringement of or conflict with, and, to CHSI's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or
      (ii) by others with respect to, any CHSI Intellectual Property that individually or in the aggregate, in either such CHCI, would have a material adverse effect on CHSI.

            (k) No Conflicts. Except as set forth in Section 3.1(k) of the CHSI Disclosure Schedule, and subject to obtaining CHSI Consents, CHSI's execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any encumbrances upon any of the properties or assets of CHSI under any provision of (i) the certificate of incorporation, bylaws or other organizational document of CHSI; (ii) any material contract or permit to which CHSI is a party or by which CHSI or its properties or assets are bound; (iii) any order of any court, governmental authority or arbitrator applicable to CHSI or its properties or assets as of the date hereof; or (iv) any applicable laws, except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and encumbrances that in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby and would not have a material adverse effect on the business or financial condition of CHSI.

            (l) Consents. Section 3.1(l) of the CHSI Disclosure Schedule lists each material permit and contract (true and complete copies of which will be made available to Shell Corp.) as to which notice to, or the consent of, a governmental authority or third party is required in connection with the consummation of the transactions contemplated hereby. Except for (i) the aforementioned notices and consents, and (ii) the filing of the Certificate of Merger with the Secretary of State of the States of New York and Delaware and appropriate documents with the relevant authorities of other states in which CHSI is qualified to do business (the items in clauses (i) and (ii) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to CHSI on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by CHSI of any other action contemplated hereby, (B) the continuing validity and effectiveness immediately following the Effective Time of any material contract or permit of CHSI, or (C) the conduct by CHSI of its business or operations immediately following the Closing as conducted on the date hereof.

            (m) Compliance; No Defaults. Except as set forth in Section 3.1(m) of CHSI Disclosure Schedule or ,to the extent that non-compliance would not individually, or in the aggregate, have a Material Adverse Effect with respect to CHSI, CHSI is in compliance in all material respects with all statutes, laws, ordinances, rules, orders or regulations of any governmental authority applicable to its business or operations ("applicable laws"), and has not received any notice or been charged with any violation of or, to its knowledge, is under investigation with respect to compliance with, any applicable laws, and there are no facts or circumstances which could form the basis for any such violation. Except as set forth in Section 3.1(m) of the CHSI Disclosure Schedule, CHSI has all permits which are material to the operation of the businesses of CHSI as conducted on the date hereof. CHSI is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document, or (ii) any contract or material permit to which it is a party, to which its business is subject or by which its properties or assets are bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect (as defined in Section 1.3) with respect to CHSI.

            (n) Litigation. Except as set forth in Section 3.1(n) of the CHSI Disclosure Schedule, there are no legal proceedings against or affecting CHSI or its properties or assets pending or, to the knowledge of CHSI, threatened against CHSI, and to CHSI's knowledge there are no facts or circumstances which could form the basis for any such legal proceeding. None of the legal proceedings disclosed in Section 3.1(n) of the CHSI Disclosure Schedule could reasonably be expected to have a Material Adverse Effect with respect to CHSI. Except as set forth in Section 3.1(n) of the CHSI Disclosure Schedule, CHSI is not a party or subject to or in default under any order of any governmental authority applicable to it or to its properties or assets.

            (o) Employee Benefits.

                  a) Section 3.1(0) of the CHSI Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including but not limited to all employment and consulting agreements and all disability, severance, retention, vacation, company awards, salary continuation, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock and stock-related award, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, workers' compensation and educational assistance agreements, plans, policies and arrangements to which CHSI has any obligation to or liability for (contingent or otherwise) in respect of current or former employees or directors ("benefit plans"). None of CHSI's benefit plans is subject to Title IV of ERISA. CHSI will deliver to Shell Corp. a true, correct and complete copy of each of its benefit plans.

                  b) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto). No Benefit Plan has any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of such Sections been required or granted by the IRS with respect to any Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA.

                  c) There are no legal proceedings pending or, to the knowledge of CHSI, threatened in respect of or relating to any Benefit Plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such legal proceeding.

                  d) Each Benefit Plan complies in all material respects, and CHSI has administered and operated each Benefit Plan in material compliance with, its terms and all provisions of applicable law. All amendments and actions required to bring each of the benefit plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Section 3.1(o) of the CHSI Disclosure Schedule.

                  e) Except as set forth in Section 3.1(o) of the CHSI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer or employee of CHSI (other than receipt of the Merger Consideration), (ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

            (p) Real Property. CHSI does not own any real property. Section 3.1(p) of the CHSI Disclosure Schedule lists and describes briefly all real property leased or subleased by or to CHSI. CHSI has delivered to Shell Corp. correct and complete copies of the leases and subleases listed in Section 3.1(p) of the CHSI Disclosure Schedule. With respect to each lease and sublease listed in Sections 3.1(p) of the CHSI Disclosure
      Schedule:

                  a) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  b) no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

                  c) neither CHSI nor, to the knowledge of CHSI, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by, or permit termination, modification, or acceleration thereunder, or could form the basis for any of the foregoing;

                  d) CHSI has not, and has not received notice that any other party has repudiated any provision of such lease or sublease;

                  e) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

                  f) with respect to each such sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

                  g) CHSI has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  h) all facilities leased or subleased thereunder have received all permits required by CHSI in connection with the operation thereof and have been operated and maintained by CHSI in accordance with applicable laws, rules, and regulations; and

                  i) all premises leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the business of CHSI on such premises.

            (q) Insurance. Section 3.1(q) of the CHSI Disclosure Schedule identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which CHSI is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) neither CHSI nor, to the knowledge of CHSI, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute or form the basis for such a breach or default by, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Copies of such policies have been provided to Shell Corp. Section 3.1(q) of the CHSI Disclosure Schedule describes any self-insurance arrangements affecting CHSI.

            (r) Related Party Transactions. Except as set forth on Section 3.1(r) of the CHSI Disclosure Schedule, no director or officer of CHSI, nor any stockholder or other affiliate of CHSI or of any such director or officer (i) has borrowed any money from or has outstanding, directly or indirectly, any Indebtedness or other similar obligations to CHSI; (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of CHSI; or (iii) is a party to any contract with CHSI. All contracts listed on Section 3.1(r) of the CHSI Disclosure Schedule are terminable at CHSI's option without premium or penalty and are on terms no less favorable to CHSI than would be available in a similar contract with an unaffiliated third party.

            (s) Brokers and Finders. Except as set forth in Section 3.1(s) of the CHSI Disclosure Schedule, neither CHSI, any of its officers, directors or employees, nor any stockholder of CHSI has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (t) Disclosure. The representations and warranties contained in this
      Section 3.1 together with the CHSI Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.1 not misleading.

SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF HUNAPU INC.

      Except as set forth on the Disclosure Schedule delivered by HUNAPU INC. to CHSI and CHCI prior to the Closing Date (the "HUNAPU INC. Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, HUNAPU INC. represents and warrants to CHSI as follows:

            (a) Organization, Standing and Corporate Power. (i) HUNAPU INC. is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on HUNAPU INC.. Each of HUNAPU INC. and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on HUNAPU INC. (ii) HUNAPU INC. has delivered to CHSI prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

            (b) Hunapu has and will have no subsidiaries other than CHCI at the Closing Date.

            (c) Capital Structure. The authorized capital stock of HUNAPU INC. consists of 40,000,000 shares of HUNAPU INC. Common Stock, $.001 par value per share, and 8,000,000 shares of

      HUNAPU INC. Preferred Stock, par value $.001 per share. At the close of business on the date hereof (i) 3,410,000 shares of HUNAPU INC. Common Stock were issued and outstanding (excluding 3,959,200 shares of restricted HUNAPU INC. Common Stock to be issued to the CHCI shareholders in the Critical Acquisition; (ii) no shares of HUNAPU INC. Common Stock were held by HUNAPU INC. in its treasury; and (iii) no shares of preferred stock (of any Class) were issued and outstanding. All outstanding shares of capital stock of HUNAPU INC. are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.2(c) of the HUNAPU INC. Disclosure Schedule there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of HUNAPU INC., (B) any securities of HUNAPU INC. or any HUNAPU INC. subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of HUNAPU INC., (C) any warrants, calls, options or other rights to acquire from HUNAPU INC. or any HUNAPU INC. subsidiary, and any obligation of HUNAPU INC. or any HUNAPU INC. subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of HUNAPU INC., and (D) there are no outstanding obligations of HUNAPU INC. or any HUNAPU INC. subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (X) securities of HUNAPU INC. or any HUNAPU INC. subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any HUNAPU INC. subsidiary, (Y) warrants, calls, options or other rights to acquire from HUNAPU INC. or any HUNAPU INC. subsidiary, and any obligation of HUNAPU INC. or any HUNAPU INC. subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any HUNAPU INC. subsidiary or
      (Z) obligations of HUNAPU INC. or any HUNAPU INC. subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of HUNAPU INC. subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither HUNAPU INC. nor any HUNAPU INC. subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the HUNAPU INC. subsidiaries, HUNAPU INC. does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities, which are not individually or in the aggregate material to HUNAPU INC. and its subsidiaries as a whole.

            (d) Authority; Noncontravention. HUNAPU INC. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by HUNAPU INC. and the consummation by HUNAPU INC. of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of HUNAPU INC.. This Agreement has been duly executed and delivered by HUNAPU INC. and, assuming the due authorization, execution and delivery by CHSI and CHCI, constitutes the legal, valid and binding obligations of HUNAPU INC., enforceable against HUNAPU INC. in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of HUNAPU INC. or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of HUNAPU INC. or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to HUNAPU INC. or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HUNAPU INC. or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on HUNAPU INC. or
      (y) reasonably be expected to impair the ability of HUNAPU INC. to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any governmental entity is required by or with respect to HUNAPU INC. or any of its subsidiaries in connection with the execution and delivery of this Agreement by HUNAPU INC. or the consummation by HUNAPU INC. of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of States of New York and Delaware and appropriate documents with the relevant authorities of other states in which HUNAPU INC. is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on HUNAPU INC. or (y) reasonably be expected to impair the ability of HUNAPU INC. to perform its obligations under this Agreement. Except as set forth in
      Section 3.2(d) of the HUNAPU INC. Disclosure Schedule , neither HUNAPU INC., nor any of its Subsidiaries, are in material violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. HUNAPU INC. owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

            (e) SEC Documents; Undisclosed Liabilities; Financial Statements.

                  i. HUNAPU INC. has filed all required registration statements, prospectuses, reports (including, but not limited to, its Annual Report on Form 10-KSB for December 31, 2001), schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since November 9, 2001, (the "HUNAPU INC. SEC Documents"). As of their respective dates, the HUNAPU INC. SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HUNAPU INC. SEC Documents, and none of the HUNAPU INC. SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HUNAPU INC. included in the HUNAPU INC. SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of HUNAPU INC. as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments.

                  ii. The unaudited financial statements of HUNAPU INC. for the three months ended March 31, 2002 (the "HUNAPU INC. Financial Statements"), which will be included in the HUNAPU INC. SEC Documents as of May l5, 2002, have previously been made available to CHSI and CHCI. The Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, the financial position of HUNAPU INC. at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

                  iii. Except as reflected in the HUNAPU INC. Financial
            Statements, or incurred in the ordinary course of business to the knowledge of HUNAPU INC., HUNAPU INC. has no Liabilities (as hereinafter defined) or obligations of any nature.

            (f) Information Supplied. None of the information supplied or to be supplied by HUNAPU INC. specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by HUNAPU INC. with respect to statements made or incorporated by reference therein based on information supplied by CHSI specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

            (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby since December 31, 2001, HUNAPU INC. and its subsidiaries have conducted their business only in the ordinary course since such date and prior to the date hereof, and there has not been (i) any material adverse change in HUNAPU INC., (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of HUNAPU INC.'s capital stock,
      (iii) any split, combination or reclassification of any of HUNAPU INC.'s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of HUNAPU INC.'s capital stock, (iv)(A) any granting by HUNAPU INC. or any of its subsidiaries to any current or former director, executive officer or other key employee of HUNAPU INC. or its subsidiaries of any increase in compensation, bonus or other benefit, (B) any granting by HUNAPU INC. or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by HUNAPU INC. or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in HUNAPU INC. SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in GAAP, any change in accounting methods, principles or practices by HUNAPU INC. materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the HUNAPU INC. SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on HUNAPU INC. or any of its tax attributes or any settlement or compromise of any material income tax liability or (vii) any action taken by HUNAPU INC. or any of the HUNAPU INC. subsidiaries during the period from December 31, 2001 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(g).

            (h) Compliance with Applicable Laws; Litigation. (i) To the knowledge of HUNAPU INC., HUNAPU INC., its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities which are required for the operation of the businesses of HUNAPU INC. and its subsidiaries (the "HUNAPU INC. Permits") except where the failure to have any such HUNAPU INC. Permits individually or in the aggregate would not have a material adverse effect on HUNAPU INC.. HUNAPU INC. and its subsidiaries are in compliance with the terms of the HUNAPU INC. Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on HUNAPU INC.. As of the date of this Agreement, no action, demand, requirement or investigation by any governmental entity and no suit, action or proceeding by any person, in each CHCI with respect to HUNAPU INC. or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of HUNAPU INC., threatened.
      (ii) Neither HUNAPU INC. nor any HUNAPU INC. subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on HUNAPU INC..

            (i) Absence of Benefit Plans. HUNAPU INC. has no severance, or employment agreements or policies, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of HUNAPU INC. or any of its wholly owned subsidiaries.

            (j) ERISA Compliance. HUNAPU INC. and its affiliates have never had any employee, medical or pension benefit plans.

            (k) Taxes. (i) Each of HUNAPU INC. and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on HUNAPU INC.. HUNAPU INC. and each of its subsidiaries has paid (or HUNAPU INC. has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the HUNAPU INC. SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by HUNAPU INC. and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (l) Voting Requirements. The affirmative vote of the holders of a majority of all outstanding voting shares of HUNAPU INC. is the only vote of the holders of any class or series of capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, and the issuance of the Merger Consideration pursuant to the Merger.

            (m) State Takeover Statutes; Certificate of Incorporation. The Board of Directors of HUNAPU INC. (including the disinterested Directors thereof) has unanimously approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the HUNAPU INC. Board of Directors under the applicable provisions of the Nevada General Corporate Law ("NGCL") and constitutes approval of the Merger the issuance of HUNAPU INC. Common Stock in connection therewith and the other transactions contemplated hereby.

            (n) Intellectual Property. To the knowledge of HUNAPU INC., HUNAPU INC. and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "HUNAPU INC. Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such HUNAPU INC. Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on HUNAPU INC.. Neither HUNAPU INC. nor any such subsidiary has received any notice of infringement of or conflict with, and, to HUNAPU INC.'s knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or
      (ii) by others with respect to, any HUNAPU INC. Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on HUNAPU INC..

            (o) Certain Contracts. Except as set forth in the HUNAPU INC. SEC Documents, neither HUNAPU INC. nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-B of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of HUNAPU INC. and its subsidiaries (including CHSI and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "HUNAPU INC. Material Contracts"). Each HUNAPU INC. Material Contract is valid and binding on HUNAPU INC. (or, to the extent a HUNAPU

      INC. subsidiary is a party, such subsidiary) and is in full force and effect, and HUNAPU INC. and each HUNAPU INC. subsidiary have in all material respects performed all obligations required to be performed by them to date under each HUNAPU INC. Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on HUNAPU INC.. HUNAPU INC. does not know of, or has not received notice of, any violation or default under (nor, to the knowledge of HUNAPU INC., does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any HUNAPU INC. Material Contract.

            (p) No Conflict. Subject to obtaining the HUNAPU INC. Consents, the execution and delivery of this Agreement by HUNAPU INC. and CHSI do not, and the execution and delivery of the Closing Agreements at the Closing will not, and the consummation by HUNAPU INC. and CHSI of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any encumbrances upon any of the properties or assets of HUNAPU INC. and CHSI under, any provision of (i) the certificate of incorporation and bylaws of HUNAPU INC. and CHSI, (ii) any contract or permit to which HUNAPU INC. and CHSI are a party or by which any of their properties or assets may be bound or subject, (iii) any order of any court, governmental authority or arbitrator applicable to HUNAPU INC. and CHSI or their properties or assets, or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to HUNAPU INC. and CHSI; except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to HUNAPU INC.

            (q) Consents. Except for (i) as set forth in Section 3.2(q) of the HUNAPU INC. Disclosure Schedule, (ii) the filing of such reports required under the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of States of the States of New York and Delaware and appropriate documents with the relevant authorities of other states in which CHSI is qualified to do business (the items in clauses (i) through (iii) being collectively referred to herein as "Hunapu Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to HUNAPU INC. and CHSI in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby or thereby or the taking by HUNAPU INC. and CHSI of any other action contemplated hereby or thereby, which, if not obtained or made, would have a Material Adverse Effect with respect to HUNAPU INC. The execution, delivery and performance of this Agreement, and the Closing Agreements will not violate, conflict with, result in a breach of, or constitute an event of default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any contract material to the business of HUNAPU INC. and CHSI to which HUNAPU INC. and CHSI is a party or by which HUNAPU INC. and CHSI or any of their respective properties or assets may be bound or otherwise subject.

            (r) Compliance; No Defaults. Except as set forth in Section 3.2(r) of the HUNAPU INC. Disclosure Schedule, HUNAPU INC. is not in violation of, or is, to the knowledge of HUNAPU INC., under investigation with respect to any violation of, or has been given notice or been charged with violation of, or failed to comply with any applicable laws, except for violations and failures to comply that would not have a material adverse effect with respect to HUNAPU INC. Except as set forth in Section 3.2(r) of the HUNAPU INC. Disclosure Schedule, HUNAPU INC. has all permits which are material to the operation of the businesses of HUNAPU INC.

            (s) Absence of Changes or Events. Except as disclosed in the HUNAPU INC. SEC Documents, since the date of the most recent audited financial statements included in the HUNAPU INC. SEC Documents, there have not occurred any changes, occurrences or other events or conditions of any character that, in the aggregate, have or would reasonably be expected to have, a material adverse effect

      (as defined in Section 10.3) with respect to HUNAPU INC. or on the ability of HUNAPU INC. to perform its material obligations under this Agreement.

            (t) Disclosure. The representations and warranties contained in this
      Section 3.2 together with the HUNAPU INC. Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.2 not misleading.

SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF CHCI.

      Except as set forth on the Disclosure Schedule delivered by CHCI to HUNAPU INC. prior to the execution of this Agreement (the "CHCI Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, and CHCI represents and warrants to CHSI and HUNAPU INC. as follows:

            (a) Organization, Standing and Corporate Power.

                  i. CHCI is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 10.3) on CHCI.

                  ii. CHCI has delivered to HUNAPU INC. prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

            (b) Subsidiaries. CHCI does not beneficially own any shares of capital stock.

            (c) Capital Structure. The authorized capital stock of CHCI consists of 5,000,000 shares of CHCI Common Stock, $.001 par value, and no shares of preferred stock. At the close of business on the date hereof: (i) 3,959,200 shares of CHCI Common Stock were issued and outstanding; and
      (ii) no shares of CHCI Common Stock were held by CHCI in its treasury. All outstanding shares of capital stock of CHCI are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no issued, reserved for issuance or outstanding securities of CHCI or any CHCI subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CHCI, or any warrants, calls, options or other rights to acquire from CHCI or any CHCI subsidiary.

            (d) Authority; Noncontravention. CHCI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CHCI and the consummation by CHCI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CHCI, subject, in the CHCI of the Merger, to the CHCI Stockholder Approval. This Agreement has been duly executed and delivered by CHCI and, assuming the due authorization, execution and delivery by HUNAPU INC. and CHCI constitutes the legal, valid and binding obligation of CHCI, enforceable against CHCI in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CHCI or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of CHCI or the comparable organizational documents of any of its subsidiaries, (ii)any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to CHCI or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CHCI or any of its subsidiaries or their respective properties or assets, other than, in the CHCI of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on CHCI or (y) reasonably be expected to impair the ability of CHCI to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "governmental entity") is required by or with respect to CHCI or any of its subsidiaries in connection with the execution and delivery of this Agreement by CHCI or the consummation by CHCI of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which CHCI is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on CHCI or
      (y) reasonably be expected to impair the ability of CHCI to perform its obligations under this Agreement.

            (e) Undisclosed Liabilities. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither CHCI nor any of its subsidiaries has any liabilities or obligations of any nature, which, individually or in the aggregate, would have a material adverse effect on CHCI.

            (f) No Prior Activities of CHCI. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Critical Acquisition, and the transactions contemplated hereby, CHCI has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

                                   ARTICLE 4.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1. CONDUCT OF BUSINESS.

            (a) Conduct of Business by CHSI. Except as set forth in Section 4.1(a) of the CHSI Disclosure Schedule, and as otherwise expressly contemplated by this Agreement or as consented to by HUNAPU INC. and CHCI in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, CHSI shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), except as otherwise contemplated by this Agreement and Merger, during the period from the date of this Agreement to the Effective Time, CHSI shall not, and shall not permit any of its subsidiaries to: issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.

            (b) Conduct of Business by HUNAPU INC.. Except as set forth in
      Section 4.1(b) of the HUNAPU INC. Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by CHSI in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, HUNAPU INC. shall carry on its respective business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, use reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with them to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. However, except for obligations incurred in connection with its incorporation, the preparation and filing of the SEC Documents, the initial public offering and the negotiations and consummation of this Agreement and the transactions contemplated hereby, HUNAPU INC. has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person. Without limiting the generality of the foregoing (but subject to the above exceptions), except as otherwise contemplated by this Agreement and the Merger, during the period from the date of this Agreement to the Effective Time, HUNAPU INC. shall not, and shall not permit any of its subsidiaries to:

                  i. (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  ii. issue, deliver, sell, pledge or otherwise encumber or
            subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  iii. except as contemplated hereby, amend its certificate of incorporation, By-Laws or other comparable organizational documents;

                  iv. acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

                  v. sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization );

                  vi. take any action that would cause the representations and warranties set forth in Section 3.2(g) to no longer be true and correct;

                  vii. incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money; or

                  viii. authorize, or commit or agree to take, any of the
            foregoing actions.

            (c) Other Actions. Except as required by law, CHSI and HUNAPU INC. shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time.

            (d) Advice of Changes. CHSI, CHCI and HUNAPU INC. shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect,
      (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 4.2. NO SOLICITATION BY HUNAPU INC..

            (a) HUNAPU INC. shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any HUNAPU INC. Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any HUNAPU INC. Takeover Proposal; provided, however, that if the Board of Directors of HUNAPU INC. determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to HUNAPU INC.'s stockholders under applicable law, HUNAPU INC. may, in response to a HUNAPU INC. Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it, which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to CHSI and compliance with Section 4.2(c) (x) furnish information with respect to HUNAPU INC. and its subsidiaries to any person making a HUNAPU INC. Superior Proposal pursuant to a customary confidentiality agreement (as determined by HUNAPU INC. based on the advice of its outside counsel, the terms of which are no more favorable to such person than the Confidentiality Agreement) and (y) participate in discussions or negotiations regarding such HUNAPU INC. Superior Proposal. For purposes of this Agreement, "HUNAPU INC. Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of HUNAPU INC. and its subsidiaries, taken as a whole, or 10% or more of any class of equity securities of HUNAPU INC., any tender offer, exchange offer or other transactions that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of HUNAPU INC., or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving HUNAPU INC. or the HUNAPU INC. Capital Stock (or any HUNAPU INC. subsidiary whose business constitutes 50% or more of the net revenues, net income or the assets of HUNAPU INC. and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

            (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of HUNAPU INC. nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CHSI, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of HUNAPU INC. Capital Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any HUNAPU INC. Takeover Proposal, or (iii) cause HUNAPU INC. to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "HUNAPU INC. Acquisition Agreement") related to any HUNAPU INC. Takeover Proposal. Notwithstanding the foregoing, at any time prior to the obtaining of the HUNAPU INC. Stockholder Approval, the Board of Directors of HUNAPU INC., to the extent that it determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to HUNAPU INC.'s stockholders under applicable law, may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into any HUNAPU INC. Acquisition Agreement with respect to any HUNAPU INC. Superior Proposal, but only at a time that is after the fifth business day following HUNAPU INC.'s receipt of written notice advising CHSI that the Board of Directors of HUNAPU INC. is prepared to accept a HUNAPU INC. Superior Proposal, specifying the material terms and conditions of such HUNAPU INC. Superior Proposal and identifying the person making such HUNAPU INC. Superior Proposal. For purposes of this Agreement, a "HUNAPU INC. Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of CHCI and/or securities, more than 50% of the combined voting power of the shares of HUNAPU INC. Common Stock then outstanding or all or substantially all the assets of HUNAPU INC. and otherwise on terms which the Board of Directors of HUNAPU INC. determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to HUNAPU INC.'s stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of HUNAPU INC. based on the advice of its financial advisor, is reasonably capable of being obtained by such third party.

            (c) In addition to the obligations of HUNAPU INC. set forth in paragraphs(a) and (b) of this Section 4.2, HUNAPU INC. shall immediately advise CHSI orally and in writing of any request for information or of any HUNAPU INC. Takeover Proposal, the material terms and conditions of such request or HUNAPU INC. Takeover Proposal and the identity of the person making such request or HUNAPU INC. Takeover Proposal. HUNAPU INC. will keep CHSI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or HUNAPU INC. Takeover Proposal. CHSI shall treat any information it receives from HUNAPU INC. pursuant to this section as confidential information.

            (d) Nothing contained in this Section 4.2 shall prohibit HUNAPU INC. from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to HUNAPU INC.'s stockholders if, in the good faith judgment of the Board of Directors of HUNAPU INC., after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither HUNAPU INC. nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of HUNAPU INC. Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a HUNAPU INC. Takeover Proposal.

                                   ARTICLE 5.

                              ADDITIONAL AGREEMENTS

SECTION 5.1. ACCESS TO INFORMATION; CONFIDENTIALITY.

      Each of CHSI, CHCI and HUNAPU INC. shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CHSI, CHCI and HUNAPU INC. shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.1 shall affect any representation or warranty given by the other party hereto. Each of CHSI, CHCI and HUNAPU INC. will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

SECTION 5.2. BEST EFFORTS.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.2(a) will limit or affect actions permitted to be taken pursuant to Sections 4.1 and 4.2.

            (b) In connection with and without limiting the foregoing, CHSI and HUNAPU INC. shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

SECTION 5.3. POST-EFFECTIVE AMENDMENT.

      Promptly following the execution and delivery of this Agreement, HUNAPU INC. shall prepare and file with the Commission a Post Effective Amendment to its Registration Statement on Form SB-2 (No. 333-45774) declared effective on November 9, 2001 with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the Securities Act of 1933, as amended. Not less than five (5) days prior to the filing with the Securities and Exchange Commission ("Commission"), HUNAPU INC. shall permit CHSI and its legal counsel to review the filing and make suggested revisions thereto. HUNAPU INC. shall mail the Post Effective Amendment when effective to each HUNAPU INC. shareholder in accordance with all applicable rules and regulations of the Rule 419 under the Securities Act and the NGCL.

SECTION 5.4. FEES AND EXPENSES.

      All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

SECTION 5.5. PUBLIC ANNOUNCEMENTS.

      HUNAPU INC. and CHSI will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 5.6. BULLETIN BOARD LISTING.

      HUNAPU INC. shall use its best efforts to obtain the listing of its shares of Common Stock on the NASD OTC Bulletin Board under the symbol "CHCI."

SECTION 5.7. HUNAPU INC. LIABILITIES.

      HUNAPU INC. shall terminate and extinguish all direct, indirect, short term, long term, choate, unchoate, contingent, unmatured, matured, known and unknown liabilities (collectively, "Liabilities") and all other obligations of HUNAPU INC. in form and substance satisfactory to CHSI.

SECTION 5.8. TAX TREATMENT.

      No representation or warranty is being made by any party or to the shareholders of any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax adviser regarding the treatment of the transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

SECTION 5.9. COMPANY OFFICERS; EMPLOYMENT CONTRACTS.

      At or prior to the Effective Time, HUNAPU INC. agrees to enter into employment agreements with DAVID S. BENSOL and BRADLEY D. SMITH in form and substance reasonably acceptable to CHSI and Messrs. Bensol and Smith.

SECTION 5.10. POST-MERGER OPERATIONS.

      Following the Effective Time, the combined company shall maintain its principal corporate office in Mineola, NY and all bank accounts of HUNAPU INC. shall be amended so that two nominees of CHSI shall be only signatories with authority to engage in transactions for such accounts.

SECTION 5.11. CONVEYANCE TAXES.

      HUNAPU INC. and CHSI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. HUNAPU INC. shall pay, and CHSI shall pay, without deduction or withholding from any amount payable to the holders of CHSI Common Stock, any such taxes or fees imposed by any governmental entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

      The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approvals. The stockholders of CHSI and CHCI shall have approved the Merger. The stockholders of HUNAPU INC. shall have reaffirmed their investment pursuant to Rule 419 under the Securities Act and approved this Agreement.

            (b) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any governmental entity required of CHCI, CHSI, HUNAPU INC. or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken (i) is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to CHSI, CHCI and HUNAPU INC..

            (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on CHSI, CHCI or HUNAPU INC., as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (d) Due Diligence. CHSI, CHCI and HUNAPU INC. shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other and shall be reasonably satisfied as to such business and prospects.

SECTION 6.2. CONDITIONS TO OBLIGATIONS OF HUNAPU INC..

      The obligation of HUNAPU INC. to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of CHSI and CHCI set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on CHSI.

            (b) Performance of Obligations of CHSI and CHCI. CHSI and CHCI shall have each performed and complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to CHSI.

            (d) Legal Opinion. HUNAPU INC. shall receive a legal opinion from CHSI's counsel in form and substance reasonably satisfactory to HUNAPU INC..

            (e) No Adverse Proceedings. There shall not be in effect any action, suit or legal proceedings pending, or to HUNAPU INC.'s knowledge threatened, or any known basis for the commencement of any such legal proceedings, before any court or governmental authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of HUNAPU INC.
      (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of HUNAPU , INC. to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own all of the assets of the Company and to operate the entire business of CHSI (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

            (f) Appraisal Rights. No stockholder of CHSI shall have made any demand to exercise, or taken any other step to effect, such stockholder's appraisal rights pursuant to Section 10.9 of the NYBCL.

            (g) Letters from Affiliates. HUNAPU, INC. shall have received from each CHSI Affiliate an executed copy of the letter referred to in Section 2.2.

            (h) Consents. All CHSI Consents shall have been obtained, except (subject to the following proviso) where the failure to obtain any such consent would not have a Material Adverse Effect with respect to CHSI.

            (i) Financial Statements. CHSI will deliver to HUNAPU INC. audited financial statements for the year ended December 31, 2001 (the "Audited Financial Statements"). The Audited Financial Statements will be prepared in accordance with the books and records of CHSI and will present fairly in all material respects the financial position and results of operations of CHSI as of the times and for the periods referred to therein, in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied. CHSI will deliver to HUNAPU, INC. unaudited reviewed financial statements for the three months ending March 31, 2002 (the "Unaudited Financial Statements") prepared in accordance with SAS 171.

            (j) Rule 419 Requirement. The fair market value of CHSI's business and/or the assets of CHSI is demonstrated to be at least $815,000.

            (k) Registration Rights Agreement. John C. Francis shall have entered into the Registration Rights Agreement with David Bensol and HUNAPU INC. in the form attached hereto as Exhibit 6.2(K).

            (l) Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to HUNAPU INC. which evidences that the conditions set forth in this Section 6.2 have been satisfied.

SECTION 6.3. CONDITIONS TO OBLIGATIONS OF CHSI.

      The obligation of CHSI to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of HUNAPU INC. and CHCI set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which CHCI as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on HUNAPU INC..

            (b) Performance of Obligations of HUNAPU INC. and CHCI. HUNAPU INC. and CHCI shall have each performed and complied in all material respects with all obligations required to be performed by them, under this Agreement at or prior to the Closing Date.

            (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to HUNAPU INC.

            (d) Quotation on Bulletin Board. The shares of the HUNAPU INC. common stock shall be quoted for trading on the NASD OTC Bulletin Board without restriction or qualification.

            (e) HUNAPU INC. Liabilities. All HUNAPU INC. Liabilities shall have been terminated and extinguished in form and substance satisfactory to CHSI.

            (f) Amendment of HUNAPU INC. Articles of Incorporation; Stock Option Plan. HUNAPU INC. shall have amended its Articles of Incorporation and adopted a Stock Option Plan in form and substance reasonably satisfactory to CHSI.

            (g) Shares Outstanding. HUNAPU INC. shall have no more than 10,969,200 shares of its common stock outstanding on a fully diluted basis including the 3,959,200 shares issued to the shareholders of CHCI immediately prior to the Effective Time.

            (h) Books and Records. HUNAPU INC. shall have delivered to CHSI all corporate books and records of HUNAPU INC.

            (i) Officers and Directors. HUNAPU INC. shall have (i) accepted the resignations of all existing officers of HUNAPU INC.; (ii) expanded the HUNAPU INC. Board of Directors to five (5) members; (iii) appointed DAVID BENSOL and his nominees to fill the vacancies on the Board of Directors of HUNAPU INC. to fill the newly created Board seat, and (iv) appointed DAVID BENSOL as the President and Chief Executive Officer of HUNAPU INC..

            (j) Employment Agreements. HUNAPU INC. shall have entered into an employment agreement with DAVID S. BENSOL in form and substance satisfactory to CHSI and Mr. Bensol. HUNAPU INC. shall have entered into an employment agreement with BRADLEY D. SMITH in form and substance satisfactory to CHSI and Mr. Smith.

            (k) Legal Opinion. CHSI shall receive a legal opinion from HUNAPU INC.'s counsel in form and substance satisfactory to CHSI.

            (l) SEC Reports. All SEC Filings shall have been submitted to the SEC in accordance with the requirements of the Securities Act and the Exchange Act (and the rules, regulations and guidance promulgated thereunder), in form and substance satisfactory to CHSI, and all applicable waiting periods shall have been expired or waived by CHSI.

            (m) Delivery of the Merger Consideration. The stockholders of CHSI shall receive the Merger Consideration at the Closing. Each certificate issued to the stockholders of CHSI, as well as to the stockholders of CHCI in the Critical Acquisition, representing shares of HUNAPU INC. Common Stock will be imprinted with a legend substantially in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION IN VIOLATION OF APPLICABLE LAW. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

If any stockholder of CHSI desires to transfer any shares of HUNAPU INC. Common Stock received in connection with the Merger, other than in an offering registered under the Securities Act, such stockholder must first furnish HUNAPU INC. with (i) a written opinion satisfactory to HUNAPU INC. in form and substance from counsel reasonably satisfactory to HUNAPU INC. to the effect that such stockholder may transfer the HUNAPU INC. Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to HUNAPU INC. in form and substance agreeing to be bound by the restrictions on transfer contained herein.

            (n) HUNAPU INC. Warrants. HUNAPU INC. shall take all actions reasonably necessary, upon consummation of the Merger, to continue the obligations of HUNAPU INC. under its outstanding common stock purchase warrants (the "HUNAPU INC. Warrants") issued to the holders listed on
      Schedule 6.3(m) of the HUNAPU INC. Disclosure Schedule (the "Warrant Holders") in accordance with the provisions of HUNAPU INC. Warrants. The number of shares of Company Common Stock, exercise price and expiration dates of HUNAPU INC. Warrants are listed on Schedule 6.3(m) of the HUNAPU INC. Disclosure Schedule. Upon the exercise of HUNAPU INC. Warrants by the holder thereof in accordance with their respective terms and conditions after the Effective Time, HUNAPU INC. shall deliver to the Warrant Holder such number of shares of HUNAPU INC. Common Stock that are deliverable thereunder by HUNAPU INC. at the time of such exercise. HUNAPU INC. shall take all corporate actions necessary to have reserved from its authorized capital stock at the Effective Time such number of shares of HUNAPU INC. Common Stock issuable pursuant to HUNAPU INC. Warrants, and HUNAPU INC. shall maintain such adequate reserves until the expiration of HUNAPU INC. Warrants. HUNAPU INC. shall give the written notice required to be given under HUNAPU INC. Warrants to the Warrant Holder with respect to any changes in the obligations of HUNAPU INC. under HUNAPU INC. Warrants, and HUNAPU INC. shall use its reasonable best efforts to secure from the Warrant Holder a waiver of the requirement of HUNAPU INC. to give 10-days' notice to the Warrant Holder with respect to the transactions contemplated under this Agreement.

            (o) Amendment to HUNAPU INC.'s Certificate of Incorporation to Increase Authorized HUNAPU INC. Common Stock. Prior to the Closing Date, HUNAPU INC. shall effect an amendment to its certificate of incorporation increasing the number of authorized shares of HUNAPU INC. Common Stock and filing a Certificate of Designation and Preferences of Preferred Stock.

            (p) No Adverse Proceedings. There shall not be in effect any action, suit or legal proceedings pending, or to CHSI's knowledge threatened, or any known basis for the commencement of any such legal proceedings, before any court or governmental authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of CHSI. (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of HUNAPU , INC. shareholders to own the capital stock of HUNAPU INC., or (D) affect adversely the right of the Surviving Corporation to own all of the assets and to operate the entire business of CHSI (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

            (q) Consents. All HUNAPU INC. Consents shall have been obtained, except (subject to the following proviso) where the failure to obtain any such consent would not have a Material Adverse Effect with respect to HUNAPU INC.

            (r) Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to CHSI which evidences that the conditions set forth in this Section 6.3 have been satisfied.

            (s) Retirement of Shares. John C. Francis shall retire to the treasury of HUNAPU INC. all but 750,000 shares of HUNAPU INC. Common Stock and 250,000 HUNAPU INC. Warrants held by Putun LLC.

SECTION 6.4. FRUSTRATION OF CLOSING CONDITIONS.

      Neither HUNAPU INC. nor CHSI may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                   ARTICLE 7.

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1. TERMINATION.

      This Agreement may be terminated at any time prior to the Effective Time, and (except in the CHCI of 7.1(d) or 7.1(f)) whether before or after the CHSI Stockholder Approval or the HUNAPU INC. Stockholder Approval:

            (a) by mutual written consent of HUNAPU INC., CHCI and CHSI;

            (b) by either HUNAPU INC. or CHSI:

                  i. if the Merger shall not have been consummated by June 15,
            2002, for any reason other than the Post Effective Amendment not yet being declared effective by the Securities and Exchange Commission; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of HUNAPU INC. or CHSI having failed to receive all regulatory approvals required to be obtained with respect to the Merger.

                  ii. if any restraint having any of the effects set forth in
            Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

            (c) by HUNAPU INC., if CHSI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
      Section 6.2(a) or (b), and (B) is incapable of being cured by CHSI or is not cured within 60 days of written notice thereof;

            (d) by HUNAPU INC. in accordance with Section 4.2; provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, HUNAPU INC. shall have complied with all provisions contained in Section 4.2, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee (as defined in Section 10.3(f)); or

            (e) by CHSI, if HUNAPU INC. shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
      Section 6.3(a) or (b), and (B) is incapable of being cured by HUNAPU INC. or is not cured within 60 days of written notice thereof.

SECTION 7.2. EFFECT OF TERMINATION.

      In the event of termination of this Agreement by either CHSI or HUNAPU INC. as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of HUNAPU INC. or CHSI, other than the provisions of this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 7.3. AMENDMENT.

      This Agreement may be amended by the parties at any time before or after the CHSI Stockholder Approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 7.4. EXTENSION; WAIVER.

      At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, or (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.

      A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require, in the case of HUNAPU INC. or CHSI, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE 8.

                                 INDEMNIFICATION

SECTION 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of HUNAPU INC. and CHSI shall survive the execution and delivery hereof and the Closing hereunder. SECTION 8.2. Indemnification.

            (a) John C. Francis ("John C. Francis") agrees to indemnify, defend and hold harmless CHSI, CHCI and HUNAPU INC. and their respective directors, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the "CHSI Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the CHSI Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach of any representation or warranty of HUNAPU INC. or (ii) any breach of any covenant or agreement of HUNAPU INC. contained in this Agreement or in any Company Document.

            (b) David Bensol and CHSI agree to indemnify, defend and hold harmless John C. Francis, HUNAPU INC. and CHCI and their successors and assigns (the "Stockholder Group") from and against any and all Losses suffered or incurred by the Stockholder Group which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of CHSI contained in this Agreement, or (ii) any breach of any covenant or agreement of CHSI contained in this Agreement.

SECTION 8.2. METHOD OF ASSERTING CLAIMS.

      The party making a claim under this Article VIII is referred to as the "Indemnified Party" and the party against whom such claims are asserted under
Section 8.2 is referred to as the "Indemnifying Party". All claims by any Indemnified Party under Section 8.2 shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall within fifteen (15) days notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party may elect to assume the defense of any such claim or demand by delivering written notice to the Indemnified Party of such election; provided that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party assuming such defense, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall assume such defense, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party and its counsel in contesting any claim or demand, which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first CHCI or the consent of the Indemnifying Party in the second CHCI, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first CHCI or the Indemnifying Party in the second CHCI.

            (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim within thirty (30) days of receipt of the Claim Notice the amount of such claim shall be paid to the Indemnified Party within forty-five (45) days of receipt of the Claim Notice.

            (c) So long as any right to indemnification exists pursuant to this
      Article 8, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

      To the extent a Loss occurs under Section 8.2(a), John Francis may elect to meet such obligation by delivery for cancellation of a number of shares of HUNAPU INC. Common Stock. Any stock delivered pursuant to this Section 8.3(d) shall be valued at the lower of (i) a price equal to the fair market value on the date of delivery and (ii) and a price equal to the fair market value on the Closing Date (the "Fair Market Value"). To the extent a Loss occurs under Section 8.2(b), CHSI may elect to make such payment (i) in CHCI, or (ii) in a number of shares of HUNAPU INC. Common Stock having a Fair Market Value equal to such payment amount.

                                   ARTICLE 9.

SECTION 9.1. STATUS OF SCHEDULES AND EXHIBITS AS OF SIGNATURE DATE.

      The parties each acknowledge and agree that as of the date this Agreement is executed and delivered, none of the Schedules or Exhibits to this Agreement have been prepared, delivered, reviewed, or approved by the parties or their respective counsel. In addition to and without in any way limiting, any other express and implied condition precedent to the obligations of any of the parties under this Agreement, the obligations of each of the parties under this Agreement are hereby made subject to and contingent upon the following:

                  (i) The preparation, delivery, and approval by the parties of all of the Schedules described in this Agreement;

                  (ii) The preparation, delivery, and approval by the parties of all of the Exhibits to this Agreement; and

                  (iii) All other express and implied conditions precedent to the obligations of the parties under this Agreement shall have been satisfied or waived at or prior to the Closing Date.

SECTION 9.2. NO OTHER REPRESENTATIONS AND WARRANTIES.

      In addition, notwithstanding any other term, condition, covenant, or provision of this Agreement or of any Other Agreement, the parties have not made, and shall not be deemed to have made by their execution and delivery of this Agreement, any representation or warranty with respect to any:

                  (i) Schedule described in this Agreement;

                  (ii) Exhibit to this Agreement;

                  (iii) Document or state of facts pertaining to any Schedule or
            Exhibit to this Agreement; or

                  (iv) The intended contents to any document or state of facts pertaining to any Schedule or Exhibit to this Agreement.

      Any representations or warranties with respect to those matters or items shall be made (unless waived or amended) only as of the Closing Date, and only with respect to the Schedules and Exhibits attached to this Agreement as of the Closing Date.


                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties in this Agreement shall survive the Effective Time for a period of [one] year.

SECTION 10.2. NOTICES.

      All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to HUNAPU INC., to

                  HUNAPU INC.
                  1700 West Horizon Ridge Parkway, Suite 202
                  Henderson, NV 89012
                  Attention:  John C. Francis
                  Via facsimile: (702) 614-1790

                  with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, NY 10158
                  Attention: Elliot H. Lutzker, Esq.
                  Via facsimile: (212) 949-7052

            (b) if to CHSI, to

                  CLASSIC HEALTHCARE SOLUTIONS, INC
                  566 Merrick Road
                  Rockville Centre, NY 11570
                  Attention: Mr. David S. Bensol
                  Via facsimile: (516) 536-7070

                  with a copy to:

                  Spizz & Cooper, LLP
                  114 Old Country Road
                  New York, NY  11501
                  Attention: Mitchell J. Cooper, Esq.
                  Via facsimile: (5l6) 747-8741

            (b) if to CHCI, to

                  Critical Home Care, Incorporated
                  C/O Frankfurt,  Garbus, Kurnet, Klein & Selz
                  488 Madison Avenue
                  New York, New York 10022
                  Attn: Gary Schonwald, President
                  Via Facsimile: (212) 593-9175

         With a copy to:

                  Frankfurt,  Garbus, Kurnet, Klein & Selz
                  488 Madison Avenue
                  New York, New York 10022
                  Attn: Gary Schonwald, President
                  Via Facsimile: (212) 593-9175


SECTION 10.3. DEFINITIONS.

      For purposes of this Agreement:

            (a) except for purposes of Section 2.2, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) "material adverse change" or "material adverse effect" means, when used in connection with CHSI or HUNAPU INC., any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; and the terms "material" and "materially" have correlative meanings;

            (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided however, that with respect to HUNAPU INC., such term shall not include CHCI; and

            (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments, in each CHCI after reasonable inquiry.

            (f) "termination fee" shall mean the payment by HUNAPU INC. to CHSI of an amount equal to (i) CHSI out-of-pocket expenditures plus (ii) $5,000.

SECTION 10.4. INTERPRETATION.

      When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the CHCI of agreements or instruments) by waiver or consent and (in the CHCI of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 10.5. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 10.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.

      This Agreement (including the documents and instruments referred to herein):

            (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and

            (b) except for the provisions of Article 2, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 10.7. GOVERNING LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 10.8. JURISDICTION.

      Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, shall be brought in the United States District Court for the Eastern District of New York or the Supreme Court of the State of New York, County of Nassau, and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

SECTION 10.9. ASSIGNMENT.

      Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 10.10. HEADINGS.

      The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.11. SEVERABILITY.

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.12. BROKERS AND FINDERS.

      The parties have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finder's fee in connection with the Agreement and Merger.

      IN WITNESS WHEREOF, HUNAPU INC., CHCI and CHSI have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        HUNAPU INC.


                                        By:  /s/ John C. Francis
                                           -------------------------------------
                                                 Name:  John C. Francis
                                                 Title: President

                                        CRITICAL HOME CARE INC.

                                        By:  /s/ Gary Schonwald
                                           -------------------------------------
                                                 Name:  Gary Schonwald
                                                 Title: President

                                        CLASSIC HEALTHCARE SOLUTIONS, INC.

                                        By:  /s/ Bradley Smith
                                           -------------------------------------
                                                 Name:  Bradley Smith
                                                 Title: President

                                        By:  /s/ David S. Bensol
                                           -------------------------------------
                                                 Name:  David S. Bensol
                                                 Title: Secretary

With respect to the obligations
under Article 8 only:

 /s/   John C. Francis
-------------------------------------
         John C. Francis


 /s/   David S. Bensol
-------------------------------------
         David S. Bensol